EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), effective as of the 20th day of May, 2010 (the "Effective Date"), is entered into by and between Pierre Turgeon, a shareholder (the “TPI Shareholder”) of  Transit Publishing Inc., a private corporation (“TPI”), and Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”).

WHEREAS, the TPI Shareholder is  the registered and beneficial owner of one hundred issued and outstanding shares of common stock of TPI (the “TPI Shares”);

WHEREAS, the Corporation is a publicly trading company, whose stock currently trades on the OTC Bulletin Board under the symbol KRMC;

WHEREAS, subject to approval by the respective Board of Directors, the Corporation desires to acquire fifty percent (50%) of the total issued and outstanding TPI Shares in exchange for issuance of 90,000,000 shares of common stock of the Corporation representing approximately 75.5% of the total issued and outstanding shares of the Corporation;

WHEREAS, the parties to this Agreement have agreed to the Share Exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
EXCHANGE OF STOCK

Section 1.01.  Exchange.  Upon the terms and subject to the conditions of this Agreement, the TPI Shareholder agree to exchange the TPI Shares for the aggregate 90,000,000 shares of common stock of the Corporation and the Corporation agrees to issue to TPI an aggregate 90,000,000 shares of its common stock. The parties intend that the Share Exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code.  However, the Corporation makes no representations or warranties regarding the qualification of the Share Exchange as “tax free”.  The Corporation shall cooperate with TPI in executing any reasonably necessary documents to qualify the Share Exchange as tax free so far as such agreements do not or could not cause the Corporation or its shareholders to incur any liability or further obligation.

Section 1.02.  Delivery of Stock; Escrow.  (a) Upon the execution hereof, the TPI Shareholder shall deliver to the Corporation all of his stock certificates representing the TPI Shares, duly endorsed in blank.

(b) Upon execution hereof, the Corporation shall deliver to the TPI Shareholder stock certificates representing in the aggregate 90,000,000 shares of common stock of the Corporation in the names and denominations as set forth on Exhibit A hereto.

(c) The execution and delivery of this Agreement shall take place on May 28th, 2010 or by counterpart signatures to be sent to such offices by facsimile transmission.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF TPI SHAREHOLDER

Section 2.01.  Organization, Standing and Authority; Foreign Qualification.  (a) TPI is a private held corporation duly organized, validly existing and in good standing under the laws of Canada with all requisite power and authority to enter into, and perform the obligations under this Agreement.  TPI has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b) TPI is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction which are the only jurisdictions in which such qualification or authorization is required by law.  No other jurisdiction has claimed, in writing or otherwise, that TPI is required to qualify or otherwise be licensed therein.  TPI does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income there from.

Section 2.02.  Capitalization.   The authorized capitalization of TPI is an unlimited number of ClassA, B, C,D,E and F - TPI Shares and the ownership of each outstanding TPI Share is 200 TPI Shares, which is the only class of the Company’s capital stock that is outstanding.  All of the outstanding shares of Common Stock of TPI are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 2.03.  Certificate of Incorporation and By-Laws.  The TPI Shareholder has heretofore delivered to the Corporation true, correct and complete copies of the Certificate or Articles of Incorporation or other documentation evidencing a corporation and By-laws or comparable instruments. The minute books of TPI accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 2.04. Execution and Delivery.  This Agreement has been duly executed and delivered by the Shareholder and each constitutes the valid and binding agreement of each Shareholder enforceable against the Shareholder in accordance with its terms.

Section 2.05.  Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require any Shareholder or Aden to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.06.  No Conflict.  The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of TPI ; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and contract to which any TPI Shareholder or TPI is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any TPI Shareholder or TPI or upon the TPI Shares or the properties or business of TPI; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to any TPI Shareholder or TPI; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit.

Section 2.07.  Title to Stock.  Each TPI Shareholder has valid title to his respective portion of the TPI Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim.  Upon delivery of the TPI Shares to be made on the Closing Date as herein provided, the Corporation shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 2.08.  Options or Other Rights.  (a) There is no outstanding right, subscription, warrant, call, preemptive right, option, contract or other agreement of any kind to purchase or otherwise to receive from any TPI Shareholder or from TPI any of the outstanding, unauthorized or treasury shares of the TPI Shares; and (b)  there is no outstanding security of any kind convertible into any security of TPI, and, except as aforesaid, there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the TPI Shares.

Section 2.09.  Material Information.  This Agreement and any financial statements of TPI and all other information provided in writing by the TPI Shareholder or TPI or representatives thereof to the Corporation, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to the Corporation in writing which, individually or in the aggregate, could have a material adverse effect on the Corporation or a material adverse effect on the ability of any TPI Shareholder to perform any of his or her obligations pursuant to this Agreement.

Section 2.10.  Absence of Certain Changes.  Since                                                                the date of this Agreement, there has been no event, change or development which could have a material adverse effect on the Corporation.

Section 2.11.  Undisclosed Liabilities.  Since the date of execution of this Agreement, TPI has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 2.12   Compliance with Laws.  TPI is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on TPI, neither TPI or any TPI Shareholder has received written notice that any violation is being alleged.

Section 2.13. Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving TPI, or against or involving any of the TPI Shares.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the TPI Shareholder threatened against or involving TPI.

Section 2.14   Contracts. There have been delivered or made available to the Corporation true, correct and complete copies of each of the existing contracts of TPI. Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither TPI nor any of TPI’ s affiliates, as the case may be, is in default in any respect under any of them.

Section 2.15.  Liens.  TPI has marketable title to all of its assets and properties free and clear of any lien.

Section 2.16.   Brokerage.  No brokerage fees are to be paid in relation to this transaction

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the TPI Shareholder as follows:

Section 3.01.  Organization, Standing and Authority of the Corporation.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Corporation on or before the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 3.02.  Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms.

Section 3.03. Consents and Approvals.  The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require the Corporation to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 3.04.  No Conflict.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not (a) violate any provision of the Articles or Certificate of Incorporation, By-laws or other charter or organizational document of the Corporation; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Corporation is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Corporation or upon the securities, assets or business of the Corporation; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Corporation or to the securities, properties or business of the Corporation.

Section 305.   Capitalization.  The authorized capitalization of the Corporation consists of 200 shares of common stock, which is the  is the only class of the Corporation’s outstanding, as of the date of this Agreement.  There are no other outstanding options or warrants of the Corporation that have not been disclosed to TPI.

Section 3.06.  Brokerage.  No broker or finder has acted, directly or indirectly, for the Corporation, nor has the Corporation incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 3.07.  Certificate of Incorporation and By-Laws.  The Corporation has heretofore delivered to TPI true, correct and complete copies of the Certificate or Articles of Incorporation and By-laws or comparable instruments of TPI.

Section 3.08. Status of the Share of Common Stock of the Corporation.  Upon consummation of the transactions contemplated by this Agreement, the shares of common stock of the Corporation to be issued to the TPI Shareholder, when issued and delivered, will be free of any and all liens, claims or encumbrances.

Section 3.09   No Bankruptcy. Neither the Corporation nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 3.10   Contracts and Commitments.  All agreements which materially affect the Corporation to which the Corporation is a party or by which the Corporation or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and the Corporation is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 3.11   Compliance with Laws.  To its knowledge, the Corporation is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on the Corporation and the Corporation has not received written notice that any violation is being alleged.

Section 3.12   Stop Trade Orders. To the Corporation’s knowledge, there are no pending, and there have never been any, stop trade orders issued against the Corporation or any of its directors or officers or those of any affiliates of the Corporation by any securities regulatory authority in the United States.

Section 3.13   Regulatory Investigations. To the Corporation's knowledge, there are no investigations or inquiries pending against the Corporation or its directors or officers by any stock exchange, securities regulatory authority, taxing authority or any other governmental department or agency.

Section 3.14   Corporate Records. All of the minute books and corporate and financial records of the Corporation are, or prior to the Closing will be made available for review.  In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

Section 3.15.  Material Information.  This Agreement and all other information provided in writing by the Corporation or its representatives thereof to the TPI Shareholder, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.

ARTICLE IV
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE CORPORATION TO CLOSE

The obligation of the Corporation to enter into and complete the Closing is subject, at the Corporation’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 401.   Representations and Covenants.  The representations and warranties of the Shareholder contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period.

Section 4.02.  Governmental Permits and Approvals.  All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by TPI to continue to be carried on by TPI substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect and without conditions or limitations reasonably unacceptable to the Corporation and the Corporation shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, permits and licenses.  There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 4.03.  Third Party Consents.  All consents, permits and approvals from parties to contracts with TPI that may be required in connections with the performance by the TPI Shareholder of his obligations under this Agreement or the continuance of such contracts with TPI in full force and effect after the Closing shall have been obtained.

Section 4.04.  Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on TPI.

Section 4.05    No Change in Capitalization.  On the Closing Date, the capitalization of TPI shall be as represented in Section 2.02.

Section 4.06.   Board and Shareholder Approval.    N/A

ARTICLE V
CONDITIONS PRECEDENT TO THE OBLIGATION OF
THE TPI SHAREHOLDER TO CLOSE

The obligation of the TPI Shareholder to enter into and complete the Closing is subject, at the Shareholder’s option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

Section 5.01.  Representations and Covenants.  The representations and warranties of the Corporation contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are give as of a particular date and relate solely to a particular date or period shall be true as of such date or period.  The Corporation shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 502.    No Change in Capitalization.  On the Closing Date, the capitalization of the Corporation shall be as represented in Section 3.05, plus the issuances as contemplated herein.

Section 5.03.  Appointment of Board Nominees. At the Closing, the Corporation shall cause two nominees of TPI to be nominated and elected to the Corporation’s Board of Directors and cause the two nominees to be  to be appointed as executive officers of the Corporation.

Section 5.04.   Filing of Periodic Reports.  The Corporation shall file the reports under the Securities Exchange Act of 1934, as amended, as a reporting company.

Section 5.05.  Quotation on OTC.  The Corporation is trading on the OTC Bulletin Board under the trading symbol of KRMC.

Section 5.06.  Board Approval. (a) Prior to the Closing, the Corporation shall obtain the approval of its Board of Directors of this Agreement and the transactions contemplated hereby.

Section 5.07   Indebtedness to and from Officers, Directors and Stockholders. The Corporation is not indebted to any officer, director, or stockholder of the Corporation in any amount whatsoever other than for salaries or services rendered since the start of the Corporation’s current pay period and for reimbursable business expenses, nor is any such officer, director or stockholder indebted to the Corporation except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred by such.

VI
MISCELLANEOUS

Section 6.1     Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 6.2    Additional Documentation.  The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 6.3     Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 6.4     Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 6.5     Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

Section 6.6     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

KURRANT MOBILE CATERING INC.

Date: May __, 2010                                                             By:
_____________________________
Name: Tony Khoury
Title: President

TPI SHAREHOLDER

Date: May __, 2010                                                              _____________________________
Pierre Turgeon